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                                                                    EXHIBIT 10.8


                     FIRST AMENDMENT TO LOAN SALE AGREEMENT


         This FIRST AMENDMENT TO LOAN SALE AGREEMENT (this "Amendment") is made and entered into as of the 13th day of January, 2000 by and among MBNA AMERICA BANK, N.A., as seller (the "Seller") and MIDLAND CREDIT MANAGEMENT, INC., as buyer (the "Buyer").


                                   WITNESSETH:

         WHEREAS, Seller and Buyer are parties to the Loan Sale Agreement, dated as of September 1, 1999 (the "Loan Sale Agreement");

         WHEREAS, Seller and Buyer wish to amend the Loan Sale Agreement effective as of the Amendment Effective Date (as defined in Section 5) to provide for suspension or the termination of Buyer's obligations to purchase Additional Loans in certain circumstances and certain other amendments;

         NOW, THEREFORE, in order to reflect the mutual understanding of the parties hereto, the undersigned hereby agree and acknowledge that:

         Section 1. Certain Defined Terms.

         Capitalized terms which are used and not otherwise defined in this Amendment shall have the respective meanings ascribed thereto in the Loan Sale Agreement.

         Section 2. Amendment of Loan Sale Agreement.

          A. From and after the Amendment Effective Date, the Loan Sale Agreement shall be modified by deleting Section 19.1 and Section 19.3 of the Loan Sale Agreement in their entirety and replacing them with the following provision:

                  Section 19.1 Term of Agreement. (a) Notwithstanding that this Agreement may be terminated at any time in accordance with the provisions of Article 12 hereof, the initial term of this Agreement shall commence on the first Transfer Date and shall end on February 20, 2001; provided, however, that Buyer or Seller may cancel its obligation to purchase or sell, as the case may be, Additional Loans hereunder by delivering written notice of the same to the other party not later than the 15th day of the month prior to the month in which termination is to occur. After delivery of such notice, except for the impending sale which is to occur in the month the notice is delivered, the obligation of Buyer to purchase Additional Loans hereunder and the obligation of Seller to sell Additional Loans hereunder shall terminate. In the event that Buyer elects to terminate the Agreement pursuant to this Section 19(a), any and all of Seller's obligations, duties or responsibilities relating to: (i) adjustments to purchase price or repurchases of previously sold loans under Sections 8.1 and 8.2 of the Agreement shall terminate upon Seller's receipt of notice; and (ii) to provide documentation pursuant to Section 3.2 and Exhibit E of the Agreement shall terminate upon Seller's receipt of notice.
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         (b) The Buyer may elect not to purchase Additional Loans during March
         2000 by giving Seller written notice of such election not later than February 29, 2000. In the event that Buyer elects not to purchase Additional Loans pursuant to this Section 19(b), any and all of Seller's obligations, duties or responsibilities relating to: (i) adjustments to purchase price or repurchases of previously sold loans under Sections 8.1 and 8.2 of the Agreement shall terminate upon Seller's receipt of notice; and (ii) to provide documentation pursuant to Section 3.2 and Exhibit E of the Agreement shall terminate upon Seller's receipt of notice. Seller's obligations, duties or responsibilities under Sections 3.2, 8.1 and 8.2 of the Agreement and Exhibit E shall be reinstated upon Buyer's next purchase of Additional Loans pursuant to the terms and provisions of the Agreement.

         (c) The parties expressly agree that the provisions of Articles 5, 10, 11, 14, 15, 16 and 21 shall survive any termination of the Agreement. Seller agrees to provide to Buyer, upon Buyer's written request, copies of credit applications and statements for any of the Loans sold to Buyer, to the extent such documents are in Seller's possession, upon Seller's receipt of payment of $10.00 per application or statement.


         B. From and after the Amendment Effective Date, the Loan Sale Agreement shall be modified by adding the following sentence to the end of the first paragraph of Section 8.2:

         Buyer may not submit any notification for repurchase of any Loan prior to the 175th day following the Transfer Date of such Loan.

         Section 3. Effect of Amendment.

         Upon effectiveness of this Amendment, the Loan Sale Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the parties to the Loan Sale Agreement shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and deemed to be part of the terms and conditions of the Loan Sale Agreement for any and all purposes.

         Section 4. Representations and Warranties of Buyer and Seller

         Each of Buyer and Seller hereby represents and warrants as to itself that this Amendment, and any other agreements or instruments executed or to be executed by it as contemplated hereby, have been duly authorized, executed and delivered by such party, and each of its obligations hereunder constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or law).

         Section 5. Conditions Precedent.

         This Amendment shall be effective (the "Amendment Effective Date") upon execution by both parties and Seller's receipt of $7,555,301.98 in immediately available funds which will be wire transferred to Seller's account representing payment in full for the Additional
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         Loans which were required to be purchased by Buyer pursuant to the terms of the Agreement on November 10, 1999, December 10, 1999, December 17, 1999, and January 15, 2000 and which will be required to be purchased on February 15, 2000. On the Amendment Effective Date, the Seller shall execute and deliver to Buyer a Receipt and Acknowledgement of Amendment Effective Date in the form attached hereto as Exhibit A.

         Buyer's obligation under the Agreement to purchase Additional Loans in February 2000 shall be deemed by the parties to be fulfilled upon Seller's delivery of a Receipt and Acknowledgement of Amendment Effective Date after Buyer makes the advance payments for such Additional Loans as is required for this Amendment to be effective pursuant to the terms and conditions of this Section 5. Seller shall deliver immediately thereafter accounts having a total face value of $14,002,896.54 (representing the January purchase obligation) and the Seller, on or before February 15, 2000, shall deliver the remaining accounts (representing the February purchase obligation having an approximate face value of approximately $14,000,000.00).


         Section 6. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

         Section 7. Governing Law. This Amendment shall be construed, and the rights and obligations of Seller and Buyer hereunder determined, in accordance with the laws of the State of Delaware.

         Section 8. Section Headings. The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.
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         IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to the
Loan Sale Agreement to be duly executed by their respective officers as of the day and year first above written.



                                      MBNA AMERICA BANK, N.A.


                                      By: /s/ Robert V. Ciarrocki
                                          _____________________________
                                          Name: Robert V. Ciarrocki
                                          Title: SEVP


                                      MIDLAND CREDIT MANAGEMENT, INC.


                                      By: /s/ R. Brooks Sherman
                                          _____________________________
                                          Name:  R. Brooks Sherman
                                          Title: Executive Vice President
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                                    EXHIBIT A


                           RECEIPT AND ACKNOWLEDGMENT

         MBNA AMERICA BANK, N.A. hereby acknowledges receipt of wire transfer(s) of federal funds in the aggregate amount of $ $7,555,301.98 from MIDLAND CREDIT MANAGEMENT, INC. and further acknowledges that the condition precedent set forth in Section 5 of the First Amendment to the Loan Sale Agreement (the "Amendment") has been satisfied and that the Amendment is in full force and effect.



                                            MBNA AMERICA BANK, N.A.


                                            By:_____________________________
                                                Name:
                                                Title: